UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2012

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Nevada	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Triangle Petroleum Corporation (the “Company”) is in the process of setting the date of its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). Because the 2012 Annual Meeting will be held on a date more than 30 days from the one-year anniversary of the date of the Company’s 2011 Annual Meeting of Stockholders, the Company has extended the deadline for the submission of stockholder proposals for the 2012 Annual Meeting. Accordingly, stockholders who intend to present proposals at the 2012 Annual Meeting, and who wish to have those proposals included in the Company’s proxy statement for the 2012 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must ensure that those proposals are received by the Corporate Secretary at 1200 17th Street, Suite 2600, Denver, CO 80202 on or before September 24, 2012, which the Company has determined to be a reasonable time before it begins to print and mail its proxy materials. These proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2012 Annual Meeting. The 2012 Annual Meeting will be held at a time and place to be announced.

In addition, under the Company’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2012 Annual Meeting, and who do not intend to have these proposals included in the Company’s proxy statement and form of proxy relating to the 2012 Annual Meeting pursuant to SEC regulations, must ensure that notice of any such proposal (including certain additional information specified in the Company’s bylaws) is received by the Corporate Secretary at the address specified above on or before September 24, 2012. These proposals, and the additional information specified by the bylaws, must be submitted within this time period in order to be considered at the 2012 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2012	TRIANGLE PETROLEUM CORPORATION

By: /s/ Jonathan Samuels
Jonathan Samuels
President and Chief Executive Officer